   As filed with the Securities and Exchange Commission on January 31, 1997

                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________

                            SYQUEST TECHNOLOGY, INC.
                            ------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                                            94-2793941
        --------                                            ----------
(State of incorporation)                       (IRS Employer identification No.)

                             47071 Bayside Parkway
                           Fremont, California 94538
                    (Address of principal executive offices)

                           --------------------------

                      1997 ACCRUED VACATION EXCHANGE PLAN
                            (FULL TITLE OF THE PLAN)

                           --------------------------

                                Edwin L. Harper,
                     Chief Executive Officer and President
                            SYQUEST TECHNOLOGY, INC.
                             47071 Bayside Parkway
                           Fremont, California 94538
                                 (510) 226-4000
           (Name, address and telephone number of agent for service)

                           --------------------------

                                   Copies to:

                              M. Greg Allio, Esq.
                           Christina M. O'Brien, Esq.
                        SHARTSIS, FRIESE & GINSBURG, LLP
                         One Maritime Plaza, 18th Floor
                        San Francisco, California 94111

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
                                       Proposed
    Title of           Amount to        Maximum        Proposed Maximum
Securities To Be          be         Offering Price   Aggregate Offering      Amount of
   Registered         Registered      Per Share (1)         Price          Registration Fee
-------------------------------------------------------------------------------------------
Common Stock,            300,000         $3.16             $948,000            $287.27
 $.001 par value,
 issuable pursuant
 to 1997 Accrued
 Vacation
 Exchange Plan
-------------------------------------------------------------------------------------------

   (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "1933 Act"), based upon the average of the high and low prices reported in the Nasdaq National Market on January 27, 1997.

              ----------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

   The following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") are hereby incorporated by reference into this Registration Statement:

   a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, including the amendment thereto on Form 10K/A, and including all documents incorporated by reference into such filing.

   b) The Registrant's Current Reports on Form 8-K dated October 31, 1996, as amended, November 11, 1996, November 25, 1996, December 2, 1996, December 30, 1996 and January 23, 1997.

   c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act.

   All documents subsequently filed by Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective dates of the filing of such documents with the SEC until the information contained therein is superseded or updated by any subsequently-filed document that is or is deemed to be incorporated by reference in this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

   The Registrant has the power, pursuant to Section 102(7) of the Delaware General Corporation Law, to limit the liability of directors of the Registrant for certain breaches of fiduciary duty and, pursuant to Section 145 of the Delaware General Corporation Law, to indemnify its officers and directors and other persons for certain acts. The Registrant's Restated Certificate of Incorporation, as amended, includes the following provisions:

          The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permissible under Delaware law as the same exists or as may hereafter be amended. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          The corporation is authorized to provide indemnification of officers, directors, employees or agents of the corporation for breach of duty to the corporation and its stockholders through By-law provisions or through agreements with such officers, directors, employees or agents, or both, in excess of the indemnification otherwise permitted by Section 145 of the Delaware General Corporation Law, subject to the limits on such excess indemnification set forth in Section 102(b)(7) of the Delaware General Corporation Law.

     Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act.

     Article VI of the Registrant's Bylaws provides that the Registrant, by action of the Board of Directors, shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities or other matters.

     The Registrant has entered or will enter into indemnification agreements with each of its directors and certain executive officers which provide for mandatory indemnification and advancement of legal expenses so long as the individual is entitled to indemnification as determined in the manner provided in the agreement. The burden is on the Registrant to establish the individual is not so entitled.

     The Registrant has purchased and maintains an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the 1933 Act or otherwise. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4.1   1997 Accrued Vacation Exchange Plan (including election form).

     5.1   Opinion of Shartsis, Friese & Ginsburg, LLP.

     23.1  Consent of Ernst & Young LLP.

     23.2  Consent of Shartsis, Friese & Ginsburg, LLP (reference is made to
           Exhibit 5.1).

     24.1 Power of Attorney of certain officers and directors (reference is made to page II-5).

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on January 30, 1997.

                                        SYQUEST TECHNOLOGY, INC.



                                        By:  /s/ Edwin L. Harper
                                           -------------------------------
                                           Edwin L. Harper,
                                           Chief Executive Officer and President


                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edwin L. Harper and Henry Montgomery, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

        Signature          Title                              Date
        ---------          -----                              ----

/s/ Edwin L. Harper        Director, Chief Executive          January 30, 1997
-------------------------  Officer and President (Principal
Edwin L. Harper            Executive Officer)


/s/ Henry Montgomery       Vice President, Finance and        January 30, 1997
-------------------------  Chief Financial Officer
Henry Montgomery           (Principal Financial and
                           Accounting Officer)

/s/ Edward L. Marinaro     Chairman of the Board of           January 30, 1997
-------------------------  Directors, Director
Edward L. Marinaro


/s/ C. Richard Kramlich    Director                           January 30, 1997
-------------------------
C. Richard Kramlich


/s/ David I. Caplan        Director                           January 30, 1997
-------------------------
David I. Caplan


/s/ Joseph Baia            Director                           January 30, 1997
-------------------------
Joseph Baia

                                 EXHIBIT INDEX

                                                                   Sequentially
                                                                   Numbered Page
                                                                   -------------
 4.1      SyQuest Technology, Inc. 1997 Accrued Vacation
          Exchange Plan (including Election Form).
 5.1      Opinion of Shartsis, Friese & Ginsburg, LLP.
23.1      Consent of Ernst & Young LLP, independent auditors.
23.2      Consent of Shartsis, Friese & Ginsburg, LLP (reference
          is made to Exhibit 5.1).
24.1      Power of Attorney of certain officers and directors
          (reference is made to page II-5)
